Exhibit 99.1

Sound Financial Completes Year with $1.8 Million in Net Income

Net Interest Margin is 5.21% for the year

SEATTLE--(BUSINESS WIRE)--February 2, 2012--Sound Financial Inc. (the “Company”) (OTCBB:SNFL), holding company for Sound Community Bank, today reported net income for the year ended December 31, 2011 of $1.8 million, or $0.62 per diluted share, as compared to net income of $1.3 million, or $0.46 per diluted share, for the year ended December 31, 2010. Return on Average Assets was 0.54% for the year ended December 31, 2011 compared to 0.43% for the year ended December 31, 2010.

This is the eighth consecutive quarter of positive earnings for the Company.

Highlights as of and for the year ended December 31, 2011 include:

- Net Interest Margin improved 39 basis points to 5.21% for the year ended December 31, 2011 from 4.82% for the year ended December 31, 2010

- Efficiency Ratio decreased to 62.91% for the year ended December 31, 2011 compared to 65.56% for the year ended December 31, 2010

- Deposit Cost of Funds was 0.87% for the year ended December 31, 2011 compared to 1.30% for the year ended December 31, 2010

- Provision for Loan losses decreased to $4.2 million for the year ended December 31, 2011 from $4.7 million for the year ended December 31, 2010

- Non-Performing Loans to Gross Loans was 2.86% as of December 31, 2011 compared to 2.44% as of December 31, 2010

- Non-Performing Assets to Total Assets was 3.35% as of December 31, 2011 compared to 2.96% as of December 31, 2010

Laurie Stewart, President and CEO said, “We are pleased with our performance during 2011 and the continued improvement in earnings this year. While the economic environment is still challenging, we continue to work with our borrowers to achieve mutually beneficial outcomes.”

As previously announced, on January 27, 2012 the Board of directors announced a Plan of Conversion and Reorganization pursuant to which the Bank will reorganize from the two-tier mutual holding company structure to the stock holding company structure and will undertake a “second-step” stock offering of shares of common stock of a new state chartered corporation formed in connection with the conversion.

The conversion and reorganization will be subject to approval of the Bank’s depositors, the Company’s shareholders (including the approval of a majority of the shares held by persons other than Sound Community MHC, which owns approximately 55.0% of the outstanding common stock of the Company (the MHC) and the Board of Governors of the Federal Reserve System. The new holding company will offer and sell shares of common stock in an amount representing the percentage ownership interest currently held by the MHC, to be based on an appraisal of the Bank, as converted, which will be performed by an independent appraiser.

In addition, existing shareholders of the Company, other than the MHC, will receive shares of common stock of the new holding company pursuant to an exchange ratio designed to preserve their aggregate percentage ownership interest. The exchange ratio will be determined based upon the appraisal and the results of the offering.

Information, including the details of the offering and business and financial information about the Company and the Bank will be provided in proxy materials and a prospectus when the offering commences, which is expected to be during the second quarter of 2012.

	As of
	12/31/2011	12/31/2010
Selected Consolidated Financial Condition Data:	(In thousands)
Total assets	$340,004	$334,639
Total loans, net	296,041	294,810
Loans held for sale	1,807	902
Available-for-sale securities, at fair value	2,992	4,541
Federal Home Loan Bank stock, at cost	2,444	2,444
Bank-owned life insurance, net	6,981	6,729
Other real estate owned and repossessed assets	2,821	2,625
Total deposits	299,997	278,494
Borrowings	8,506	24,849
Total stockholders’ equity	28,976	26,902

Asset quality ratios:
Non-performing assets to total assets	3.35%	2.96%
Non-performing loans to gross loans	2.86%	2.44%
Allowance for loan losses to non-performing loans	47.25%	60.82%
Allowance for loan losses to gross loans	1.35%	1.48%
Net charge-offs to average loans outstanding	1.56%	1.21%

Consolidated capital ratios:

Equity to total assets at end of period	8.52%	8.03%
Average equity to average assets	8.43%	7.38%

	Year ended
	12/31/2011	12/31/2010
Selected Consolidated Operating Data:	(in thousands)
Total interest income	$18,519	$19,314
Total interest expense	2,781	4,288
Net interest income	15,738	15,026
Provision for loan losses	4,200	4,650
Net interest income after provision for loan losses	11,538	10,376
Fees and service charges	2,051	2,182
Gain on sale of loans	501	785
(Loss)gain on sale of securities	(33)	64
Other than temporary impairment on securities	(96)	(99)
Fair value adjustment on mortgage servicing rights	(422)	103
Other non-interest income	591	890
Total non-interest income	2,592	3,925
Total non-interest expense	11,531	12,425
Income before provision for income taxes	2,599	1,876
Provision for income taxes	784	545
Net income	$1,815	$1,331

Selected Financial Ratios and Other Data:
Performance ratios:
Return on average assets (ratio of net income to average total assets)	0.54%	0.43%
Return on equity (ratio of net income to average equity)	6.44%	5.87%
Net interest margin	5.21%	4.82%
Non-interest income to operating revenue	14.14%	18.74%
Operating expense to average total assets	3.45%	3.52%
Average interest-earning assets to average interest-bearing liabilities	99.83%	110.76%
Efficiency ratio	62.91%	65.56%

This release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the prospectus when accompanied by a stock order form. The shares of common stock of the new holding company are not savings accounts or savings deposits, may lose value, and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Sound Financial Inc. is the holding company for Sound Community Bank, a full-service bank, providing personal and business banking services in communities across the greater Puget Sound region. The Seattle-based company operates five full-service banking offices in King, Pierce, Snohomish and Clallam Counties, and is on the web at www.soundcb.com.

Forward-Looking Statements

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains statements that are not historical or current fact and constitute forward-looking statements. In some cases, you can identify these statements by words such as "may", "might", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", or "continue", the negative of these terms and other comparable terminology. Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results for 2012 and beyond to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially, include, but are not limited to, delays in consummation of the Plan of Conversion and Reorganization, difficulties in selling the conversion stock or in selling the conversion stock within the expected time frame, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage, consumer and other loans, real estate values, competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.

CONTACT:
Sound Financial Inc.
Media:
Laurie Stewart, 206-448-0884 x-306
or
Financial:
Matt Deines, 206-448-0884 x-305